Exhibit 10.1

EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSES OF THE PLAN

The purpose of this Equity Incentive Plan (the “Plan”) is to promote the long-term interests of APRINOIA Therapeutics Inc., a Cayman Islands exempted company with limited liability (the “Company”) and its Shareholders by strengthening the Company’s ability to attract, motivate and retain employees of the Company and its subsidiaries.

SECTION 2.  DEFINITIONS

As used in the Plan:

“Acquisition Price” means the fair market value of the securities as determined by the Committee in its sole discretion, payable in cash or other property, or any combination thereof, receivable upon consummation of a Company Transaction in respect of a share of Common Stock.

“Award” means any Stock Option designated by the Committee from time to time under the Plan.

“Board” means the board of directors of the Company.

“Board Director” means a member of the Board of directors.

“Cause” means, unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Designated Subsidiary: (a) the Participant’s indictment for, or guilty plea to: (i) a criminal offense in the jurisdictions where his or her duties are performed under the relevant agreement; or (ii) to a felony outside the jurisdictions, which, regardless of where such felony occurs, the Committee reasonably believes has had or will have a detrimental effect on the Company’s reputation or business; or (b) dishonesty, fraud, theft of property from the Company or a Designated Subsidiary, willful destruction of property of the Company or a Designated Subsidiary, physical attack on an employee, customer, agent or director of the Company or a Designated Subsidiary, willful malfeasance in the performance of duties or willful misconduct materially injurious to the Company or a Designated Subsidiary, in each case as determined by the Committee, whose determination shall be conclusive and binding.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means ordinary shares of US$ 0.1 par value each in the capital of the Company.

“Company” has the meaning set forth in Section 1.

“Company Transaction” means, unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Designated Subsidiary, consummation of either:

(a) a merger or consolidation of the Company with or into any other company or other entity; or

(b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose in respect of all, or substantially all, of the Company’s then outstanding securities or all, or substantially all, of the Company’s assets, provided, however, that a Company Transaction shall not include a Related Party Transaction.

“Designated Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

“Disability” means, unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Designated Subsidiary, a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Designated Subsidiary or to be engaged in any substantial gainful activity, in each case, as determined by the chief human resources officer of the Company or other person performing that function.

“Effective Date” has the meaning set forth in Section 11.1.1.

“Employee” means an individual classified as an employee by the Company or a Designated Subsidiary, or on the Company’s or such Designated Subsidiary’s payroll records during the relevant participation period.

“Fair Market Value” means the value of a share of Common Stock determined as follows: (a) if the share of Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the share of Common Stock as quoted on such exchange or system for a single trading date of determination as reported for such day in [The Wall Street Journal] or such other source the Committee deems reliable; or (b) if the share of Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the share of Common Stock for a single trading date, as reported in [The Wall Street Journal] or such other sources the Committee deems reliable; or (c) in the absence of an established market for the share of Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee. The applicable trading day for determining the Fair Market Value: (i) in connection with the grant of an Award, shall be the Grant Date; and (ii) otherwise shall be as determined by the Committee in its sole discretion.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee.

“Participant” means any eligible person set forth in Section 5 to whom an Award is granted.

“Plan” has the meaning set forth in Section 1.

“Related Party Transaction” means: (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of all, or substantially all, of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, transferring the Company by way of continuation to a different jurisdiction or creating a holding company, so long as, immediately after the transaction, at least a majority of the outstanding securities of the Successor Company are held by holders of the outstanding voting securities of the Company immediately prior to the transaction; or (d) a corporate dissolution or liquidation.

“Retirement” means, unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Designated Subsidiary, Termination of Service on or after the date the Participant reaches the retirement age and has served, as applicable, ten (10) years as an employee of the Company or a Designated Subsidiary.

“Shareholder” means a shareholder holding one (1) or more shares in the capital of the Company.

“Stock Option” means a right to purchase shares of Common Stock granted under Section 7 and created under an instrument executed by the Company and a Participant.

“Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Designated Subsidiary for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Transfer of a Participant’s employment or service relationship between related companies, or between the Company and any Designated Subsidiary, shall not be considered a Termination of Service for the purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Designated Subsidiary.

SECTION 3. ADMINISTRATION

3.1	The Committee

The Plan shall be administered by a committee appointed by the Board, which committee shall consist of four (4) Board Directors (the “Committee”).

3.2	Administration and Interpretation by Committee

Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

(a)	select Participants as set forth in Section 5 to whom Awards may from time to time be granted under the Plan;

(b)	review the terms and conditions of the type or types of Award to be granted to the Participants as proposed by the management team under the Plan;

(c)	determine the type or types of Award to be granted to each Participant under the Plan;

(d)	determine the terms and conditions of any Award granted under the Plan;

(e)	approve the form of any agreement for use under the Plan;

(f)	prescribe, amend, and rescind the rules and regulations relating to the Plan and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(g)	interpret and administer the Plan and any instrument or agreement entered into under the Plan; and

(h)	make any other determination and take any other action deemed necessary and advisable for the administration of the Plan.

The interpretation and decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant and its Shareholders. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

SECTION 4.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares of Common Stock

Shares of Common Stock shall be available as an incentive under the Plan. The aggregate number of shares of Common Stock available as an incentive under the Plan shall be 5,122,556 shares, as discussed and resolved by the Board in the Board Meeting dated 23rd October 2017.

4.2	Common Stock Usage

Shares of Common Stock covered by an Award shall not be counted as issued pursuant to the Plan unless and until they are actually issued and allotted to a Participant. Unless otherwise determined by the Board, if any Award lapses, expires, terminates or is cancelled prior to the issuance of shares of Common Stock thereunder, or if shares of Common Stock are issued under the Plan to a Participant and are thereafter reacquired by the Company, the shares of Common Stock subject to such Awards and the reacquired shares of Common Stock shall again be available for issuance under the Plan. All shares of Common Stock issued under the Plan may be issued out of the authorized and unissued share capital of the Company or by way of the issue of shares of Common Stock reacquired by the Company and held as treasury shares pursuant to the provisions of the articles of association and applicable Cayman Islands law.

SECTION 5.  ELIGIBILITY

An Award may be granted to any Employee, consultant, advisor of the Company or a Designated Subsidiary whom the Committee from time to time selects (“Participant”).

SECTION 6.  AWARDS

6.1	Form and Grant of Awards

Subject to Section 3.2, the Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument executed by the relevant Participant and the Company, containing such terms, conditions, limitations and restrictions as the Committee shall deem advisable which are not inconsistent with the Plan.

SECTION 7.  OPTIONS

7.1	Awards

Subject to the terms and conditions of the Plan, the Committee may designate those Participants to whom options to purchase shares of Common Stock (“Stock Options”) are to be awarded under the Plan and shall determine the number, type, and terms of the Stock Options to be awarded to each of them.

7.2	Stock Option Exercise Price

The exercise price for shares of Common Stock purchased under a Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock on the Grant Date, except in the case of substitute awards issued by the Company in connection with a Company Transaction or a Related Company Transaction.

7.3	Term of Stock Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Stock Option, the maximum term of a Stock Option shall be as established for that Stock Option by the Committee or, if not so established, shall be ten (10) years from the Grant Date.

7.4	Exercise of Stock Options

The Committee shall establish and set forth in each Stock Option, the time or times at which, the Stock Option shall vest and become exercisable in respect of all or a portion of the Common Stock the subject of the Stock Option, any of which provisions may be waived or modified by the Committee at any time. To the extent a Stock Option has vested and become exercisable, the Stock Option may be exercised in whole or, from time to time, in part. A Stock Option which has vested may be exercised by delivery to the Company of a written stock option exercise notice in the form appended to the Stock Option, setting forth the number of shares of Common Stock with respect to which the Stock Option is being exercised, the restrictions imposed on the shares of Common Stock purchased under such Stock Option, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full, in such form and manner, as approved by the Committee. A Stock Option may be exercised only for whole shares of Common Stock and may not be exercised for less than a reasonable number of shares of Common Stock at any one time, as determined by the Committee.

SECTION 8.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable laws and regulations to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

SECTION 9.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by applicable laws, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 10.  ADJUSTMENTS

10.1	Adjustment of Shares of Common Stock

Subject to Section 10.3, in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the shares of Common Stock, the type and number of shares of Common Stock which are or may be subject to incentives under the Plan, the terms of any outstanding incentives and the limitations as set forth in the Plan shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of incentives awarded or to be awarded to the Participant under the Plan.

10.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Stock Options and Restricted Stock shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

10.3	Company Transaction

10.3.1 Stock Options

Immediately prior to the consummation of a Company Transaction, except as otherwise provided in the instrument evidencing a Stock Option or in any other written agreement between a Participant and the Company or a Designated Subsidiary, all Stock Options held by the Participant shall accelerate and vest and the Participant shall have the right to exercise his or her Stock Options in whole or in part whether or not the vesting requirements set forth in the instrument evidencing the Stock Option have been satisfied. Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Stock Options shall terminate upon consummation of such Company Transaction and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (a) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Stock Options (whether or not then exercisable) exceeds (b) the aggregate exercise price for such Stock Options. Also notwithstanding the foregoing, the Committee may, in its sole discretion, instead provide that the Stock Options shall be assumed or that an equivalent option or right shall be substituted by a Successor Company in accordance with the agreement in respect of the Company Transaction, in which case the amount and price of such assumed or substituted options shall be determined by adjusting the amount and price of the Stock Options in the same proportion as used for determining the number of shares of stock of the Successor Company the holders of shares of Common Stock receive in such Company Transaction, and the vesting schedule set forth in the instrument evidencing the Stock Option shall continue to apply to the assumed or substituted options.

10.4	Further Adjustment of Awards

Subject to Sections 10.2 and 10.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company that is the reason for such action.

10.5	Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.6	No Fractional Shares of Common Stock

In the event of any adjustment in the number of shares of Common Stock covered by any Award, each such Award shall cover only the number of full shares of Common Stock resulting from such adjustment.

SECTION 11.  GENERAL

11.1	Effective Date and Term of the Plan

11.1.1 The Plan shall become effective upon approval by the Board of the directors of the Company (“Effective Date”). Unless sooner terminated, the Plan shall terminate ten (10) years from the Effective Date.

11.1.2 After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

11.2	Amendment

11.2.1 The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable by a majority vote of the Board directors of the Company; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, Shareholder approval shall be required for any amendment, suspension or termination of the Plan.

11.2.2 The amendment, suspension or termination of the Plan, or a portion thereof, or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 10 shall not be subject to these restrictions.

11.3	No Individual Rights and No Continued Employment

11.3.1 No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

11.3.2 Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer, or be deemed to confer, on any Participant any right to continue in the employment of, or to continue any other relationship with, the Company or any Designated Subsidiary or limit in any way the right of the Company or any Designated Subsidiary to terminate a Participant’s employment or other relationship with the Company or any Designated Subsidiary at any time, with or without Cause.

11.4	Issuance of Shares of Common Stock

11.4.1 Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or allot any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, allotment or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

11.4.2 The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act of 1933 of the United States, or to register or qualify under applicable laws of any jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares of Common Stock with such legends and subject to such restrictions on transfer as counsel for the Company deems necessary or desirable for compliance by the Company with applicable securities laws. The Company may also require the Participant to take such actions or enter into such agreements as may from time to time be necessary to comply with applicable securities laws.

11.4.3 To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

11.5	Participants in Other Countries

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of laws of other countries outside of the Cayman Islands in which the Company or any Designated Subsidiary may operate so as to ensure the viability of the benefits from the Awards granted to Participants employed in such other countries, and to comply with applicable foreign laws and to meet the objectives of the Plan.

11.6	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

11.7	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

11.8	Choice of Law

Any matter not set forth in the Plan shall be dealt with in accordance with generally applicable Cayman Islands law and the applicable laws and rules and regulations stipulated by the Committee.

Adopted by the Board on 19th June 2018.